Exhibit 10.1

FIRST AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT
This FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of February 27, 2017 (this “Amendment”) by and among Black Knight InfoServ, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent (in such capacity, the “Administrative Agent”) and on behalf of the Consenting Lenders (as defined below) pursuant to Section 11.01 of the Credit Agreement referred to below. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below, as amended by this Amendment.
RECITALS
WHEREAS, the Borrower, Black Knight Financial Services, LLC, a Delaware limited liability company, the subsidiaries of the Borrower party thereto, as guarantors, the several Lenders from time to time party thereto and the Administrative Agent, have entered into that certain Credit and Guaranty Agreement, dated as of May 27, 2015 (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower, the Consenting Lenders and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth;
WHEREAS, each Term B Lender under the Credit Agreement immediately prior to the First Amendment Effective Date (collectively, the “Existing Term B Lenders”) that executes and delivers a consent to this Amendment in the form of the “Term B Lender Consent” attached hereto as Annex I (each, a “Term B Lender Consent”) and selects Option A thereunder (the “Continuing Term B Lenders”) thereby agrees to the terms and conditions of this Amendment;
WHEREAS, each Existing Term B Lender that executes and delivers a Term B Lender Consent and selects Option B thereunder (the “Non-Continuing Term B Lenders” and, together with the Continuing Term B Lenders, the “Consenting Term B Lenders”) thereby agrees to the terms and conditions of this Amendment and agrees that it shall execute, or shall be deemed to have executed, a counterpart of the Master Assignment and Assumption Agreement substantially in the form attached hereto as Annex III (a “Master Assignment”) and shall in accordance therewith sell and assign all of its existing Term B Loans to JPM as assignee (in such capacity, the “Replacement Lender”) as specified in the applicable Master Assignment, as further set forth in this Amendment;
WHEREAS, each Existing Term B Lender that fails to execute and return a Term B Lender Consent by 5:00 p.m. (New York City time), on February 16, 2017 (the “Consent Deadline”) (each, a “Non-Consenting Term B Lender”) shall, in accordance with Section 11.01(f) of the Credit Agreement, sell and assign (or be deemed to sell and assign), all of its interests, rights and obligations under the Credit Agreement and the related Loan Documents in respect of its existing Term B Loans to the Replacement Lender, which shall assume such interests, rights and obligations as specified in the Master Assignment, as further set forth in this Amendment;
WHEREAS, each Term A Lender and Revolving Credit Lender that executes and delivers a consent to this Amendment in the form of the “RC/TLA Lender Consent” attached hereto as Annex II (each, a “RC/

TLA Lender Consent” and together with the Term B Lender Consents, the “Lender Consents”) thereby agrees to the terms and conditions of this Amendment (the “Consenting RC/TLA Lenders” and together with the Consenting Term B Lenders, the “Consenting Lenders”);
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Amendments to Credit Agreement. The Credit Agreement is, effective as of the First Amendment Effective Date (as defined below), and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 3 below, hereby amended as follows:
(a)    Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:
“First Amendment” means that certain First Amendment to Credit and Guaranty Agreement, dated as of the First Amendment Effective Date among the Borrower and the Administrative Agent.
“First Amendment Effective Date” means February 27, 2017.
“Permitted Spin-Off Transaction” means (i) the dividend or other distribution of the Equity Interests of Parent (and/or the Equity Interests of any parent entity that holds, directly or indirectly, the Equity Interests of Parent) to the beneficial owners of the Borrower (which, for purposes of this definition shall be deemed to include the then existing shareholders of FNF) and (ii) any corporate restructurings, reorganizations and other transactions completed in connection with the foregoing or otherwise reasonably necessary to effectuate any of the foregoing (including, without limitation, the subsequent merger of Parent with a subsidiary of a newly formed public holding company (“PublicCo”), as a result of which the current holders of Parent Class A common stock will receive an equivalent number of shares of PublicCo common stock and Parent will survive as a subsidiary of PublicCo), it being understood and agreed that after giving effect to the transactions contemplated by clauses (i) and (ii) above, Parent shall continue to be the sole managing member of Holdings (or, if applicable, Successor Holdings) and Holdings (or, if applicable, Successor Holdings) shall continue to directly own and control 100% of the equity interests in the Borrower.
(b)    Applicable Margin.
(i)    Clause (b) of the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    with respect to any Term B Loans, the following percentage per annum:

Term B Loans
Eurodollar Rate	Base Rate
2.25%	1.25%

(ii)    The last paragraph of the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended to delete the following parenthetical therein: “(or, with respect to Term B Loans, Pricing Level 2)”.
(c)    Change of Control. The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, no Permitted Spin-Off Transaction shall constitute a “Change of Control”.
(d)    Prepayment Premium. Section 2.06(a)(vi) of the Credit Agreement is hereby amended by deleting “Closing Date” and inserting “First Amendment Effective Date” in place thereof.
(e)    Confidentiality. Section 11.09 of the Credit Agreement is hereby amended by adding the following proviso at the end of clause (e) thereof: “provided that notwithstanding anything to the contrary in this Section 11.09, any Agent or any Lender may disclose the list of Disqualified Institutions (as set forth in Schedule 1.01C and as supplemented from time to time (the “Disqualified Institution List”)) to any prospective assignee, participant or counterparty who is not (i) identified on the Disqualified Institution List (each such person, an “Identified Disqualified Institution”) or (ii) clearly identifiable as an Affiliate of an Identified Disqualified Institution solely on the similarity of its name to such Identified Disqualified Institution for the purpose of such prospective assignee, participant or counterparty representing and warranting to the such Agent or such Lender that such prospective assignee, participant or counterparty is not a Disqualified Institution.”
SECTION 2.    Continuation of Existing Term B Loans; Non-Consenting Term B Lenders; Other Terms and Agreements.
(a)    Continuing Lenders. Each Consenting Term B Lender hereby consents and agrees to this Amendment.
(b)    Non-Continuing Term B Lenders. Each Non-Continuing Term B Lender hereby consents and agrees (subject to the effectiveness of the assignment referred to in the following clause (ii)) to (i) this Amendment and (ii) sell and assign the entire principal amount of its existing Term B Loans to the Replacement Lender via an assignment on the First Amendment Effective Date pursuant to the Master Assignment. By executing a Term B Lender Consent and selecting Option B, each Non-Continuing Term B Lender shall be deemed to have executed a counterpart to the Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in the immediately preceding sentence.
(c)    Non-Consenting Term B Lenders. The Borrower hereby gives notice to each Non-Consenting Term B Lender that, upon receipt of Lender Consents from Lenders holding more than 50% of the sum of the (x) Total Outstandings immediately prior to the First Amendment Effective Date and (y) aggregate unused Revolving Credit Commitments immediately prior to the First Amendment Effective Date, if such Non-Consenting Term B Lender has not executed and delivered a Term B Lender Consent on or prior to the Consent Deadline, such Non-Consenting Term B Lender shall, pursuant to Section 11.01(f) of the Credit Agreement, execute or be deemed to have executed a counterpart of the Master Assignment and shall in accordance therewith sell and assign its Term B Loans to the Replacement Lender as specified in the Master Assignment. Pursuant to the Master Assignment, each Non-Consenting Term B Lender shall sell and assign the entire outstanding principal amount of its Term B Loans as set forth in Schedule I to the Master

Assignment, as such Schedule is completed by the Administrative Agent on or prior to the First Amendment Effective Date, to the Replacement Lender under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender. The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Term Loans at the time of such assignment.
SECTION 3.    Conditions of Effectiveness. The effectiveness of this Amendment (including the amendments contained in Section 1 and agreements contained in Section 2) are subject to the satisfaction (or waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
(a)    this Amendment shall have been duly executed by the Borrower and the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method), and delivered to the Administrative Agent, and the Administrative Agent shall have received Lender Consents from Lenders holding more than 50% of the sum of the (x) Total Outstandings immediately prior to the First Amendment Effective Date and (y) aggregate unused Revolving Credit Commitments immediately prior to the First Amendment Effective Date;
(b)    the Administrative Agent shall have received:
(i)    a certificate signed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) as to the satisfaction of the conditions set forth in paragraphs (c) and (d) of this Section 3 and (B)(I) each of the certificate of formation and the limited liability company agreement of the Borrower either (x) has not been amended since the Closing Date or (y) is attached as an exhibit to such certificate and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), (II)(x) the written consents of the Borrower’s governing body authorizing the execution, delivery, performance of, and amendments to, the Credit Agreement have not been modified, rescinded or amended since the Closing Date and are in full force and effect on the First Amendment Effective Date without amendment, modification or rescission, and (III) as to the incumbency and genuineness of the signature of the officers or other authorized signatories of the Borrower, executing this Amendment;
(ii)    a certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization from the relevant authority of its jurisdiction of organization; and
(iii)    all documentation and other information from each Loan Party reasonably requested by the Administrative Agent (on behalf of any Lender as of the First Amendment Effective Date) in writing at least three Business Days in advance of the First Amendment Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(c)    no Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby;
(d)    the representations and warranties of the Borrower set forth in Section 4 of this Amendment are true and correct;
(e)    all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent (including pursuant to Section 11.04 of the Credit Agreement), any arranger pursuant to any written agreement with the Borrower and the Lenders on or before the First Amendment Effective Date shall have been paid in full in cash (and in the case of expenses, to the extent invoiced at least three Business Days prior to the First Amendment Effective Date);
(f)    The Replacement Lender shall have executed and delivered the Master Assignment contemplated by Section 2 above and all conditions to the consummation of the assignments in accordance with Section 2 above shall have been satisfied and such assignments shall have been consummated;
(g)    The Borrower shall have, substantially concurrently with the effectiveness of this Amendment, paid to each Non-Continuing Term B Lender and each Non-Consenting Term B Lender all accrued and unpaid interest and fees and other amounts payable to such Lender under any Loan Document with respect to the Term B Loans assigned by such Lender under Section 2 above (other than principal paid to such Lender under Section 2 above), if any, then due and owing to such Lender under the Credit Agreement and the other Loan Documents (immediately prior to the effectiveness of this Amendment); and
(h)    the Administrative Agent shall have received payment from or on behalf of the Borrower for the account of each Continuing Lender and the Replacement Lender, of a consent fee for each such Lender in an amount equal to 0.25% of the aggregate principal amount of the Term B Loans of such Lender as of the First Amendment Effective Date.
SECTION 4.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:
(a)    this Amendment has been duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity;
(b)    the representations and warranties of the Loan Parties set forth in Article 5 of the Credit Agreement (as amended by this Amendment) and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the First Amendment Effective Date (immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date or specified period, in which case they shall be true and correct in all material respects as of such earlier date or for such specified period; and
(c)    after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.
SECTION 5.    Borrower’s Consent. For purposes of Section 11.07 of the Credit Agreement, the Borrower hereby consents to any assignee of the Replacement Lender (in each case otherwise being an Eligible Assignee) becoming a Term B Lender in connection with the syndication of the Term B Loans acquired by the Replacement Lender pursuant to Section 2, to the extent the inclusion of such assignee in the syndicate has been disclosed in writing to and agreed by the Borrower prior to the First Amendment Effective Date.

SECTION 6.    Effects on Loan Documents.    Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. The Borrower acknowledges and agrees that, on and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment, and this Amendment and the Credit Agreement as amended by this Amendment shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as amended by this Amendment or any other Loan Document in similar or different circumstances.
SECTION 7.    Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 11.05 of the Credit Agreement as amended by this Amendment shall apply to this Amendment and the transactions contemplated hereby.
SECTION 8.    Amendments; Execution in Counterparts; Severability.
(a)    This Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 11.01 of the Credit Agreement; and
(b)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9.    Governing Law; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 11.16(b) and 11.17 of the Credit Agreement as amended by this Amendment are incorporated herein by reference, mutatis mutandis.
SECTION 10.    Headings. Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 11.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BLACK KNIGHT INFOSERV, LLC, as the Borrower
By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Bruce S. Borden
	Name:	Bruce S. Borden
	Title:	Executive Director

[Signature Page to First Amendment to Credit and Guaranty Agreement]

ANNEX I

TERM B LENDER CONSENT TO
AMENDMENT TO CREDIT AGREEMENT

[NAME OF TERM B LENDER], as a Term B Lender
By:
Name:
Title:

[For Term B Lenders requiring a second signature block]
By:
Name:
Title:

PROCEDURE FOR TERM B LENDERS:

The above-named Term B Lender elects to:

OPTION A – CONSENT TO AMENDMENT AND CONTINUATION OF EXISTING TERM B LOANS: Consent and agree to this Amendment and continue as a Term B Lender under the Credit Agreement after giving effect to the Amendment.
OPTION B – CONSENT TO AMENDMENT AND NON-CONTINUATION OF EXISTING TERM B LOANS: Consent to the Amendment and agree to sell all of its existing Term B Loans to the Replacement Lender pursuant to the Master Assignment.

Annex I

ANNEX II

RC/TLA LENDER CONSENT TO
AMENDMENT TO CREDIT AGREEMENT

[NAME OF RC/TLA LENDER], as a Lender
By:
Name:
Title:

[For RC/TLA Lenders requiring a second signature block]
By:
Name:
Title:

The above-named RC/TLA Lender elects to consent and agree to this Amendment.

Annex II

ANNEX III

FORM OF MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT
FOR CREDIT AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in item 1 below (each, an “Assignor”) and JPMorgan Chase Bank, N.A. (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignors hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the Standard Terms and Conditions as set forth in Annex 1 hereto and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by any Assignor.
By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain First Amendment to Credit and Guaranty Agreement dated as of February 27, 2017 (the “Amendment”), by and among the Borrower and the Administrative Agent, it shall be deemed to have consented and agreed to the Amendment.

1.	Assignors: Each person identified in the column entitled “Assignor” in the table set out in Section 6 below.

2.	Assignee: JPMorgan Chase Bank, N.A.

3.	Borrower: Black Knight InfoServ, LLC

4.	Administrative Agent: JPMORGAN CHASE BANK, N.A., as the administrative agent under the Credit Agreement

Annex III

5.
Credit Agreement:    The Credit and Guaranty Agreement dated as of May 27, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time; unless otherwise defined herein the terms defined therein being used herein as therein defined), among Black Knight InfoServ, LLC, a Delaware limited liability company, as the Borrower, Black Knight Financial Services, LLC, a Delaware limited liability company, as Holdings, the Subsidiaries of the Borrower from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Bank of America, N.A., as Swing Line Lender and L/C Issuer

6.	Assigned Interest:

CUSIP Number	Assignors	Assignee	Facility Assigned	Aggregate Amount of Term B Loans for all Lenders under such Facility	Percentage Assigned of Term B Loans under such Facility
		JPMorgan Chase Bank, N.A.	Term B Facility

Effective Date: February 27, 2017

Annex III

□    ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE JPMORGAN CHASE BANK, N.A.
By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Title:

Consented to:

BLACK KNIGHT INFOSERV, LLC
By:
Title:

Annex III

Annex 1
To Assignment and Assumption
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Assumption in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire such Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, (vi) it has, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase such Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex III

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.
4. GOVERNING LAW. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex III